CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the references to our firm in the Registration Statement on Form N-14 of Professionally Managed Portfolios with respect to the Becker Value Equity Fund, a series of shares of Professionally Managed Portfolios.

 /s/ TAIT, WELLER & BAKER LLP

Philadelphia, Pennsylvania
July 9, 2012